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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2003 relating to the financial statements and financial statement schedule of International Rectifier Corporation, which appears in International Rectifier Corporation's Annual Report on Form 10-K for the year ended June 30, 2003.

                        /s/ PricewaterhouseCoopers LLP

Los Angeles, California
July 19, 2004

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  Exhibit 23.1